Item 77Q1(e)
COMBINED INVESTMENT ADVISORY AGREEMENT

      AGREEMENT, made this 29th day of December,
2006, among Munder Series Trust (MST), on
behalf of each of its series, Munder Series
Trust II (MSTII), on behalf of each of its
series, The Munder @Vantage Fund (@Vantage),
and Munder Capital Management (Advisor),
a Delaware general partnership.
      WHEREAS, MST is a Delaware statutory trust
authorized to issue shares in series, MSTII is
a Massachusetts business trust authorized to
issues shares in series, and @Vantage is a
Delaware statutory trust and the series of MST
set forth in Schedule A, as may be amended from
time to time, the series of MSTII set forth in
Schedule A, as may be amended from time to time,
and @Vantage are each referred to herein as a
Fund and, collectively, as the Funds;
      WHEREAS, MST and MSTII are each
registered as open-end management investment
companies under the Investment Company Act of
1940, as amended (1940 Act);
      WHEREAS, @Vantage is registered as a
closed-end management investment company
under the 1940 Act;
      WHEREAS, the Advisor is registered as
an investment adviser under the Investment
Advisers Act of 1940, as amended
(Advisers Act);
      WHEREAS, MST and MSTII entered into a
Combined Investment Advisory Agreement with
the Advisor dated June 13, 2003, as amended
(2003 Agreement);
      WHEREAS, @Vantage entered into an Investment
Advisory Agreement with the Advisor dated
August 17, 2000 (@Vantage Agreement);
      WHEREAS, prior to the termination of the 2003
Agreement and the @Vantage Agreement, the Boards
of Trustees of MST, MSTII and @Vantage and
shareholders of each Fund approved this Agreement
to become effective following the effectiveness of
the change of control of the Advisor; and
      WHEREAS, the 2003 Agreement and the @Vantage
Agreement terminated automatically on December 29,
2006 as a result of a change of control of the
Advisor;
      NOW, THEREFORE, in consideration of the
promises and mutual covenants herein contained,
it is agreed among MST, MSTII, @Vantage and the
Advisor as follows:
1. Appointment
      (a) MST, MSTII and @Vantage hereby appoint
the Advisor to act as investment adviser to the
Funds for the periods and on the terms set forth
herein.  The Advisor accepts the appointment and
agrees to furnish the services set forth herein
for the compensation provided in Schedule B hereto.
      (b) In the event that MST, MSTII or @Vantage
establishes one or more series other than the Funds
listed on Schedule A attached hereto, with respect
to which it desires to retain the Advisor to act as
investment adviser hereunder, it shall notify the
Advisor in writing.  If the Advisor is willing to
render such services under this Agreement, it shall
notify MST, MSTII or @Vantage, as applicable, in
writing whereupon such series shall become a Fund
hereunder and shall be subject to the provisions
of this Agreement to the same extent as the Funds
named herein except to the extent that said
provisions (including those relating to the
compensation payable by the Fund to the Advisor)
are modified with respect to such Fund in writing
by MST, MSTII or @Vantage, as applicable, and
the Advisor at that time.
2. Services as Investment Adviser
      Subject to the general supervision and
oversight of the Boards of Trustees of MST,
MSTII and @Vantage (collectively, the Board),
the Advisor:
      (a)	will have overall supervisory
responsibility for the general management and
investment of each Funds assets and will provide
a program of continuous investment management for
each Fund in accordance with each Funds investment
objective and policies as stated in each Funds
prospectus and statement of additional information
filed with the Securities and Exchange Commission
(SEC), as they may be amended from time to time
(each a Prospectus and, together, the
Prospectuses);
      (b)	subject to the approval of the Board,
may enter into an agreement with one or more
sub-advisors (each a Sub-Advisor) pursuant to
which each Sub-Advisor shall furnish the investment
advisory services specified therein in connection
with the management of one or more of the Funds
as specified therein (each a Sub-Advisory Agreement
and, collectively, the Sub-Advisory Agreements);
provided, that any Sub-Advisory Agreement with a
Sub-Advisor shall be in compliance with, and
approved as required by, the 1940 Act or the rules
or regulations thereunder or in accordance with
exemptive relief granted by the SEC under the
1940 Act.  The Advisor will continue to have
ultimate responsibility for all investment advisory
services furnished pursuant to any Sub-Advisory
Agreement.  The Advisor shall be solely
responsible for compensating any Sub-Advisor for
performing any of the duties and obligations
delegated to such Sub-Advisor, provided that the
Advisor may request that MST, MSTII and @Vantage
directly pay to the Sub-Advisor the portion of the
Advisors compensation that the Advisor is obligated
to pay to the Sub-Advisor. If MST, MSTII and @Vantage
agree to such request, the compensation MST, MSTII
and @Vantage pay to the Advisor shall be reduced by
amounts paid directly to any Sub-Advisor.  In the
event that any Sub-Advisor appointed hereunder is
terminated, the Advisor may provide investment
advisory services pursuant to this Agreement through
its own employees or through another Sub-Advisor as
approved by MST, MSTII and @Vantage.
      (c)	will, or will cause the appropriate
Sub-Advisor(s) to, invest and reinvest the assets
of the Funds by selecting the securities, instruments,
repurchase agreements, financial futures contracts,
options and other investments and techniques that
the Funds may purchase, sell, enter into or use;
      (d)	will, or will cause the appropriate
Sub-Advisor(s) to, determine the portions of each
Funds portfolio to be invested in securities or
other assets and uninvested or in cash equivalents;
      (e)	will, or will cause the appropriate
Sub-Advisor(s) to, oversee the placement of purchase
and sale orders on behalf of the Funds;
      (f)	will, or will cause the appropriate
Sub-Advisor(s) to, employ professional portfolio
managers and securities analysts to provide research
services to the Funds;
      (g)	will, or will cause the appropriate
Sub-Advisor(s) to, vote all proxies solicited by
or with respect to the issuers of securities in
which assets of the Funds may be invested in a
manner that complies with the Funds proxy voting
policies and procedures and, in the good faith
judgment of the Advisor, best serves the interests
of each Funds shareholders; maintain records of all
proxies voted on behalf of the Funds; and provide
information to MST, MSTII or @Vantage or their
designated agents in a manner that is sufficiently
complete and timely to ensure compliance by MST,
MSTII and @Vantage with their filing obligations
under Rule 30b1-4 of the 1940 Act;
      (h)	will, or will cause the appropriate
Sub-Advisor(s) to, maintain books and records with
respect to each Funds securities transactions;
      (i)	will, and will cause each Sub-Advisor
to, provide periodic and special reports to the
Board, as requested;
      (j)	to the extent reasonably requested by
the officers of the Funds, will, and will cause each
Sub-Advisor to, cooperate with and provide reasonable
assistance to other service providers engaged by MST,
MSTII or @Vantage by:  (1) keeping them fully
informed as to such matters that they may reasonably
deem necessary with respect to the performance of
their obligations to the Funds, (2) providing prompt
responses to reasonable requests for information or
assistance, and (3) establishing appropriate processes
to promote the efficient exchange of information; and
      (k)	will monitor compliance of each Sub-Advisor
with the investment objectives, strategies, policies,
limitations and restrictions of any Fund under the
management of such Sub-Advisor, and review and report
to the applicable Board on the performance of each such
Sub-Advisor.
      In providing those services, the Advisor will
provide the Funds with ongoing research, analysis,
advice and judgments regarding individual investments,
general economic conditions and trends and long-range
investment policy.  In addition, the Advisor will
furnish the Funds with whatever statistical information
the Funds may reasonably request with respect to the
securities that the Funds may hold or contemplate
purchasing.
      The Advisor further agrees that, in performing
its duties hereunder, it will, and that any Sub-Advisory
Agreements it enters into with any Sub-Advisor shall
require that the Sub-Advisor will:
      (a) comply in all material respects with (1) the
1940 Act and the Advisers Act and all rules and
regulations thereunder, (2) the rules and regulations
of the Commodities Futures Trading Commission, (3) the
Internal Revenue Code of 1986, as amended (Code),
(4) the investment objectives, strategies, policies,
limitations and restrictions of each Fund as described
in the Prospectuses, and (5) all other applicable
federal and state law and regulations, and with any
applicable procedures adopted by the Board;
      (b) use reasonable efforts to manage each Fund
so that it will qualify, and continue to qualify, as
a regulated investment company under Subchapter M of
the Code and regulations issued thereunder;
      (c) maintain books and records with respect to
each Funds securities transactions, render to the
Board such periodic and special reports as the Board
may reasonably request, and keep the Board informed
of developments materially affecting each Funds
portfolio;
      (d) make available to the Board, Chief
Compliance Officers of MST, MSTII and @Vantage
(each the CCO) and the Funds administrator,
promptly upon their request, such copies of its
investment records and ledgers with respect to each
Fund as may be required to assist in their compliance
with applicable laws and regulations.  As reasonably
requested by the Board, the Advisor will complete
periodic or special questionnaires and furnish to
the Board such periodic and special reports regarding
each Fund and the Advisor.  In addition, the Advisor
will furnish to the Board and, subject to compliance
with the Funds applicable policies regarding
disclosure of portfolio holdings, third-party data
reporting services all currently available
standardized performance information and other
customary data;
      (e) make available to the Board at reasonable
times its portfolio managers and other appropriate
personnel, either in person or, at the mutual
convenience of the Board and the Advisor, by telephone,
in order to review the investment policies,
performance and other matters relating to the
management of the Funds;
      (f) make available to the Funds administrator
and, as appropriate, MST, MSTII or @Vantage, promptly
upon its request, such copies of its investment records
and ledgers with respect to the Funds as may be required
to assist the administrator and MST, MSTII and @Vantage
in their compliance with applicable laws and regulations.
The Advisor will furnish the Board with such periodic
and special reports regarding the Funds as it may
reasonably request;
      (g) use no inside information that may be in
its possession or in the possession of any of its
affiliates, nor will the Advisor seek to obtain any
such information, in providing investment advice to each
Fund;
      (h) immediately notify MST, MSTII, @Vantage and
the Board in the event that the Advisor or any of its
affiliates becomes aware that the Advisor  is
subject to a statutory disqualification that prevents
the Advisor from serving as investment adviser pursuant
to this Agreement; (2) fail to be registered as an
investment adviser under the Advisers Act or under the
laws of any jurisdiction in which the Advisor is required
to be registered as an investment adviser in order to
perform its obligations under this Agreement; (3) is
the subject of an administrative proceeding or enforcement
action by the SEC or other regulatory authority; or
(4) is served or otherwise receives notice of any action,
suit, proceeding, inquiry or investigation, at law or
in equity, before or by any court, public board or body,
or governmental authority, involving the affairs of MST,
MSTII or @Vantage.  The Advisor further agrees to
notify MST, MSTII and @Vantage immediately of any
material fact known to the Advisor respecting or relating
to the Advisor that is not contained in any Registration
Statement regarding the Funds, or any amendment or
supplement thereto, but that is required to be disclosed
therein, and of any statement contained therein that
becomes untrue in any material respect.  The Advisor
will promptly notify MST, MSTII, @Vantage and the Board
if its chief executive officer or any member of the
portfolio management team for any Fund changes or there
is otherwise an actual change in control or management
of the Advisor;
      (i) not disclose information regarding Fund
characteristics, trading history, portfolio holdings
or any other related information to any third party,
except in compliance with the Funds policies on
disclosure of portfolio holdings;
      (j) provide MST, MSTII, @Vantage or the Board
with such information and assurances (including
certifications and sub-certifications) as MST, MSTII,
@Vantage or the Board may reasonably request from time
to time in order to assist MST, MSTII, @Vantage or the
Board in complying with applicable laws, rules and
regulations, including requirements in connection with
the preparation and/or filing of the Funds Form N-CSRs
and Form N-Qs;
      (k) assist as requested in determining the fair
value of portfolio securities when market quotations are
not readily available (including making knowledgeable
personnel of the Advisor available for discussions with
the Board and/or any fair valuation committee appointed
by the Board upon reasonable request, obtaining bids and
offers or quotes from broker-dealers or market-makers
with respect to securities held by the Funds and
providing information upon request on valuations the
Advisor has determined of securities also held by other
clients of the Advisor), for the purpose of calculating
each Funds net asset value in accordance with the
procedures and methods established by the Board; and
      (l) meet with the Board to explain its activities
at such times and places as the Board may reasonably
request.
	The Advisor will also make available, without
additional expense to the Funds, the service of the
Advisors directors, officers and employees to be duly
elected or appointed officers of MST, MSTII and
@Vantage, subject to their individual consent to serve
and to any limitations imposed by laws, rules or
regulations.

3. Documents
      MST, MSTII and @Vantage have each delivered
properly certified or authenticated copies of each of
the following documents to the Advisor and will deliver
to it all future amendments and supplements thereto, if
any:
      (a) certified resolution of the Board authorizing
the appointment of the Advisor and approving the form of
this Agreement; and
      (b) the Prospectuses and any exhibits, powers of attorneys, certificates and any and all other documents relating to or filed in connection with the Prospectuses.
4. Brokerage
      The Advisor may place orders pursuant to its
investment determinations for each of the Funds directly
with the issuers of the securities, or with any broker
or dealer. The Advisor may open and maintain brokerage accounts of all types on behalf of and in the name of the Funds. The Advisor may enter into standard customer agreements with brokers and direct payments of cash, cash equivalents and securities and other property into
such brokerage accounts as the Advisor deems desirable
or appropriate.  In selecting brokers or dealers to
execute transactions on behalf of the Funds, the Advisor
will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any Fund transaction, the Advisor will
consider all factors it deems relevant, including, but
not limited to, the breadth of the market in the
security, the price of the security, the financial
condition and execution capability of the broker or
dealer and the reasonableness of the commission, if any,
for the specific transaction and on a continuing basis.
In selecting broker-dealers to execute a particular transaction, and in evaluating the best overall terms available, the Advisor is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act
of 1934, as amended (the 1934 Act)) provided to the
Funds and/or other accounts over which the Advisor or
its affiliates exercise investment discretion.  The
parties hereto acknowledge that it is desirable for MST, MSTII and @Vantage that the Advisor have access to supplemental investment and market research and security and economic analysis provided by broker-dealers who may execute brokerage transactions at a higher cost to the
Funds than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution.  Therefore, the Advisor may
cause the Funds to pay a broker-dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that the Advisor determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the
overall responsibilities of the Advisor to the Funds.
It is understood that the services provided by such
brokers may be useful to the Advisor in connection with
the Advisors services to other clients.  In accordance
with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder and subject to any other applicable laws and regulations, the Advisor and its affiliates are authorized to effect portfolio transactions for the Funds
and to retain brokerage commissions on such transactions.
The Advisor may, but shall not be obligated to, aggregate
or bunch orders for the purchase or sale of securities
for the Funds with orders for its other clients where:
(1) such aggregation or bunching of order is not
inconsistent with a Funds investment objectives, policies
and procedures, (2) the allocation of the securities so purchased or sold, as well as the expenses incurred in any such transaction, shall be made by the Advisor in a manner that is fair and equitable in the judgment of the Advisor, and (3) the Advisor shall be cognizant of its fiduciary obligations to the Funds and each of its other clients and shall enter into such transactions only where the rights of each client are considered and protected.
To the extent that the Advisor retains one or more Sub-Advisors, the Advisor shall monitor reasonably the use by each such Sub-Advisor of brokers and dealers to execute trades in securities on behalf of the Funds.
5.	Records
      (a) The Advisor agrees to maintain and to
preserve for the periods prescribed under the 1940 Act
any such records as are required to be maintained by
the Advisor with respect to the Funds by the 1940 Act.
The Advisor further agrees that all records which it maintains for the Funds are the property of the Funds and it will promptly surrender any of such records upon
request.
      (b) The Advisor shall make all filings with the
SEC required of it pursuant to Section 13 of the 1934
Act with respect to its duties as are set forth herein.
The Advisor also shall make all required filings on
Forms 13D and 13G (as well as other filings triggered by ownership in securities under other applicable laws, rules and regulations) as may be required of the Funds
due to the activities of the Advisor.  The Advisor
shall coordinate with MST, MSTII and @Vantage, as appropriate, with respect to the making of such filings.
6.	Standard of Care
      The Advisor shall exercise its best judgment in rendering the services under this Agreement. The
Advisor shall not be liable for any error of judgment
or mistake of law or for any loss suffered by a Fund or
the Funds shareholders in connection with the matters
to which this Agreement relates, provided that nothing
herein shall be deemed to protect or purport to protect
the Advisor against any liability to a Fund or to its shareholders to which the Advisor would otherwise be subject by reason of willful misfeasance, bad faith or
gross negligence on its part in the performance of its
duties or by reason of the Advisors reckless disregard
of its obligations and duties under this Agreement.
As used in this Section 6, the term Advisor shall
include any officers, directors, employees, or other affiliates of the Advisor performing services with respect to a Fund.
7.	Compensation
      In consideration of the services rendered pursuant
to this Agreement, each Fund will pay the Advisor a fee
as set forth on Schedule B attached hereto.  The fee
shall be computed and accrued daily and payable daily.
For purposes of determining fees payable in this manner,
the value of a Funds daily net assets shall be computed
at the times and in the manner specified in the Funds
Prospectuses.
8.	Expenses
      (a) The Advisor will bear all expenses in
connection with the performance of its services under
this Agreement and will bear the costs and expenses
payable to Sub-Advisors under the Sub-Advisory Agreements.
      (b) The Advisor shall bear all reasonable expenses
of MST, MSTII and @Vantage, if any, arising out of an assignment or change in control of the Advisor. In the event that there is a proposed change in control of the Advisor that would act to terminate this Agreement, and if a vote of shareholders to approve a new advisory
agreement is at that time deemed by counsel to MST,
MSTII and/or @Vantage to be required by the 1940 Act
or any rule or regulation thereunder, the Advisor
agrees to assume all reasonable costs associated with soliciting shareholders of the Funds to approve any such new advisory agreement with the Advisor.  Such
expenses include the costs of preparation and mailing
of a proxy statement, and of soliciting proxies.
      (c) Except to the extent expressly assumed by the Advisor or required under applicable laws, rules and regulations to be paid, assumed or reimbursed by the
Advisor, each Fund will bear certain other expenses to be incurred in its operation, including: taxes; interest; brokerage fees and commissions, if any; fees of the members of its Board who are not officers, directors or employees of the Advisor or any Sub-Advisor; SEC fees and state blue sky fees; charges of custodians and transfer and dividend disbursing agents; the Funds proportionate
share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Funds existence;
costs attributable to investor services, including,
without limitation, telephone and personnel expenses;
charges of independent pricing services, costs of
preparing and printing Prospectuses for regulatory
purposes and for distribution to existing shareholders;
costs of shareholders reports and meetings of the shareholders of the Fund and of the officers and the members of the Board; and any extraordinary expenses.
9.	Services to Other Companies or Accounts
      The investment advisory services of the Advisor
to the Funds under this Agreement are not to be deemed exclusive, and the Advisor, or any affiliate thereof, shall be free to render similar services to other
investment companies and clients (whether or not their investment objective and policies are similar those of a Fund) and to engage in activities so long as its
services hereunder are not impaired thereby.  If the
Advisor provides any advice to its clients concerning investment in the shares of a Fund, the Advisor shall act solely for such clients in that regard and not in
any way on behalf of MST, MSTII, @Vantage or the
Funds.
10.	Compliance Matters
      (a) The Advisor understands and agrees that it
is a service provider to MST, MSTII and @Vantage as contemplated by Rule 38a-1 under the 1940 Act. As such, the Advisor agrees to cooperate fully with MST, MSTII
and @Vantage and their Trustees and officers, including
the CCO, with respect to (1) any and all
compliance-related matters, and (2) the efforts of MST,
MSTII and @Vantage to assure that each of their
service providers adopt and maintain policies and
procedures that are reasonably designed to prevent
violation of the federal securities laws, as that
term is defined by Rule 38a-1, by MST, MSTII, @Vantage
and the Advisor.  In this regard, the Advisor shall:
      (1)	submit to the Board for its consideration
and approval, prior to the effective date of this
Agreement, the Advisors applicable compliance policies
and procedures;
      (2)	submit to the Board for its consideration
and approval, annually (and at such other times as MST,
MSTII and @Vantage may reasonably request), a report
(Report) fully describing any material amendments to
the Advisors  applicable compliance policies and
procedures since the most recent Report;
      (3)	provide periodic reports discussing the
Advisors compliance program and special reports in
the event of material compliance matters;
      (4)	permit MST, MSTII, @Vantage and their
Trustees and officers to become familiar with the
Advisors operations and understand those aspects of
the Advisors operations that may expose MST, MSTII
and @Vantage to compliance risks or lead to a violation
by MST, MSTII, @Vantage or the Advisor of the federal
securities laws;
      (5)	permit MST, MSTII, @Vantage and their
Trustees and officers to maintain an active working relationship with the Advisors compliance personnel by, among other things, providing the CCO and other
officers with a specified individual within the
Advisors organization to discuss and address
compliance-related matters;
      (6)	provide MST, MSTII, @Vantage and their
Trustees and officers, including the CCO, with such certifications as may be reasonably requested; and
      (7)	reasonably cooperate with any independent
registered public accounting firm engaged by MST,
MSTII or @Vantage and shall take all reasonable
action in the performance of its obligations under
this Agreement to assure that access to all
reasonably necessary information and the appropriate personnel are made available to such independent registered public accounting firm, to support the
expression of the independent registered public
accounting firms opinion and their review of the
appropriate internal controls and operations, as
such may be required from time to time.
      (b) The Advisor represents, warrants and
covenants that it has implemented and shall maintain
a compliance program that complies with the
requirements of Rule 206(4)-7 under the Advisers Act.
11.	Duration and Termination
      (a)	Current Funds.  This Agreement shall be
effective immediately following the effective time on
the effective date of the change of control of the
Advisor with respect to the Funds listed on Schedule
A as of that date (Current Funds).  For each Current
Fund, this Agreement shall continue in effect from the effective date hereof, unless sooner terminated, as provided herein, through June 30, 2007 and shall
continue year to year thereafter, provided each
continuance is specifically approved at least
annually by (i) the vote of a majority of the members
of the relevant Board or (ii) a vote of a majority
(as defined in the 1940 Act) of the Current Funds
outstanding voting securities, provided that in either
event the continuance is also approved by a majority
of the members of the relevant Board who are not
interested persons (as defined in the 1940 Act)
of any party to this Agreement, by vote cast in person
at a meeting called for the purpose of voting on
such approval.
      (b)	New Funds.  With respect to any Fund that
is not a Current Fund (New Fund), this Agreement
shall become effective on such date as determined by
the relevant Board, provided that with respect to any
New Fund, this Agreement shall not take effect unless
it has been approved (a) by a vote of a majority of
the members of the Board, including a majority of
those Board members who are not interested persons
as defined in the 1940 Act) of any party to this
Agreement cast in person at a meeting called for the
purpose of voting on such approval, and (b) by vote
of a majority of that New Funds outstanding voting
securities and shall continue in effect with respect
to the New Fund, unless sooner terminated, as provided herein, for two years from the initial approval date for each New Fund and shall continue from year to
year thereafter, provided each continuance is
specifically approved at least annually by (i) the
vote of a majority of the members of the relevant
Board or (ii) a vote of a majority (as defined in
the 1940 Act) of the New Funds outstanding voting
securities, provided that in either event the
continuance is also approved by a majority of the
members of the relevant Board who are not interested
persons (as defined in the 1940 Act) of any party
to this Agreement, by vote cast in person at a meeting
called for the purpose of voting on such approval.
      (c)	Termination.  This Agreement is terminable
with respect to the Funds, or any Fund, without penalty,
on sixty (60) days written notice by the relevant Board
or Boards or by vote of the holders of a majority
(as defined in the 1940 Act) of the shares of the
affected Funds or upon ninety (90) days written notice
by the Advisor.  Termination of this Agreement with
respect to any given Fund, shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Fund. This
Agreement will be terminated automatically in the
event of its assignment (as defined in the 1940
Act).
12.	Confidential Information
      Each party agrees that it will treat
confidentially all information provided by any other
party regarding such other parties businesses and
operations, including without limitation the investment activities or holdings of each Fund. All confidential information provided by a party hereto shall not be disclosed to any unaffiliated third party without the
prior consent of the providing party; however, a
Funds portfolio holdings information may be disclosed
in a manner consistent with the policies and procedures adopted by the Board regarding its dissemination. The foregoing shall not apply to any information that is public when provided or thereafter becomes public through
no wrongful act of the recipient or which is required to
be disclosed by any regulatory authority in the lawful
and appropriate exercise of its jurisdiction over a party,
by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable laws, rules or regulations.
13.	Amendment
      No provision of this Agreement shall be changed,
waived or discharged or terminated orally, but only by
an instrument in writing signed by the party against
which enforcement of the change, waiver, discharge or termination is sought, and, except to the extent permitted by the 1940 Act or the rules or regulations thereunder or pursuant to any exemptive relief granted by the SEC, no material amendment of this Agreement with respect to any Fund shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of that Fund (unless such approval is not required by Section 15 of the 1940 Act as interpreted
by the SEC or its staff), and (ii) a majority of the
members of the Board, including a majority of Board
members who are not interested persons (as defined in
the 1940 Act) of any party to this Agreement, cast in
person at a meeting called for the purpose of voting on
such approval, if such approval is required by applicable
law.
14.	Use of Name
      It is understood that the name of Munder Capital Management LLC or any derivative thereof or logo associated with that name is the valuable property of
the Advisor and its affiliates, and that MST, MSTII,
@Vantage and each Fund have the right to use such name
(or derivative or logo) only so long as this Agreement
shall continue with respect to a given Fund. Upon termination of this Agreement or upon termination of this Agreement with respect to a given Fund, MST,
MSTII, or @Vantage, as appropriate, and any affected
Fund shall forthwith cease to use such name (or
derivative or logo) and MST, MSTII, or @Vantage, as appropriate, shall promptly amend its charter documents to change the Fund name to comply herewith.
15.	Separate Agreements
      The parties affirm and agree that this Agreement
shall be enforced as a separate agreement as between
the Advisor and each of MST, MSTII and @Vantage.
Nothing in this Agreement shall be interpreted to combine
or collectively enjoin any of MST, MSTII or @Vantage.
For all purposes, this Agreement shall be considered and interpreted as individual agreements between the Advisor and each of MST, MSTII and @Vantage.
16.	Miscellaneous
      (a)	This Agreement constitutes the full and
complete agreement of the parties hereto with respect
to the subject matter hereof.
      (b)	Titles or captions of sections in this
Agreement are inserted only as a matter of convenience
and for reference, and in no way define, limit, extend
or describe the scope of this Agreement or the intent
of any provisions thereof.
      (c)	This Agreement may be executed in several
counterparts, all of which together shall for all
purposes constitute one Agreement, binding on all the
parties.
      (d)	This Agreement and the rights and obligations
of the parties hereunder shall be governed by, and interpreted, construed and enforced in accordance with the laws of the State of Michigan.
      (e)	If any provisions of this Agreement or the
application thereof to any party or circumstances shall
be determined by any court of competent jurisdiction to
be invalid or unenforceable to any extent, the remainder
of this Agreement or the application of such provision
to such person or circumstance, other than these as to
which it so determined to be invalid or unenforceable,
shall not be affected thereby, and each provision
hereof shall be valid and shall be enforced to the
fullest extent permitted by law.
      (f)	Notices of any kind to be given to the
Advisor by MST, MSTII or @Vantage shall be in writing
and shall be duly given if mailed or delivered to the
Advisor at 480 Pierce Street, Birmingham, Michigan
48009, or at such other address or to such individual
as shall be specified by the Advisor.  Notices of any
kind to be given to MST, MSTII or @Vantage by the
Advisor shall be in writing and shall be duly given
if mailed or delivered to 480 Pierce Street, Birmingham, Michigan 48009, or at such other address or to such individual as shall be specified by MST, MSTII and
@Vantage.
      (g)	With respect to MSTII, the words Munder
Series Trust II and Trustees or Board of Trustees
used or implied herein refer respectively to the trust created and the Trustees, as trustees of MSTII, but not individually or personally acting from time to time under the Declaration of Trust, which is hereby referred to
and a copy of each is on file at the office of the
Secretary of The Commonwealth of Massachusetts and at
the principal office of MSTII.
      (h)	With respect to MSTII, the obligations of
Munder Series TrustII entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents of MSTII are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of MSTII personally, but bind only the trusts property, and all persons dealing with any series or class of shares of MSTII must look solely to MSTII property belonging to such series or class for the enforcement of any claims against MSTII.
	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.
MUNDER SERIES TRUST
MUNDER SERIES TRUSTII
THE MUNDER @VANTAGE FUND


By:	  /s/ Stephen J. Shenkenberg
	Stephen J. Shenkenberg
	Vice President & Chief Compliance Officer



MUNDER CAPITAL MANAGEMENT


By:	  /s/ Peter K. Hoglund
	Peter K. Hoglund
	Managing Director, Chief Administrative Officer



SCHEDULE A
As of December 29, 2006

Munder Series Trust
Institutional Money Market
Fund
Liquidity Money Market Fund
Munder Asset Allocation
Fund ? Balanced
Munder Bond Fund
Munder Cash Investment
Fund
Munder Energy Fund
Munder Index 500 Fund
Munder
Intermediate Bond Fund
Munder International Bond
Fund
Munder International Equity Fund
Munder Internet
Fund
Munder Large-Cap Core Growth Fund
Munder Large-Cap Value
Fund
Munder Micro-Cap Equity Fund
Munder Mid-Cap Core Growth
Fund
Munder Real Estate Equity Investment Fund
Munder
S&P MidCap Index Equity Fund
Munder S&P SmallCap Index
Equity Fund
Munder Small-Cap Value Fund
Munder Small-Mid
Cap Fund
Munder Tax-Free Money Market Fund
Munder
Tax-Free Short Intermediate Bond Fund
Munder Technology
Fund
Munder Series TrustII
Munder Healthcare Fund

The Munder @Vantage Fund




SCHEDULE B
As of December 29, 2006


Annual Fees
(as a Percentage of Daily Net Assets)
Institutional
Money Market Fund
0.20%

Liquidity Money Market Fund
0.20%

Munder Asset Allocation Fund - Balanced

0.65%

Munder Bond Fund
0.50% of the first $1 billion of
average daily net assets; and 0.45% of average daily net assets in excess of $1 billion

Munder Cash Investment Fund
0.35%

Munder Energy Fund
0.75%

Munder Healthcare Fund
1.00% of the first $100 million
of average daily net assets; 0.90% of the next $100 million; 0.85% of the next $50 million; and 0.75% of average daily net assets in excess of $250 million

Munder Index 500 Fund
0.20% of the first $250 million
of average daily net assets; 0.12% of the next $250 million; and 0.07% of average daily net assets in excess of $500 million

Munder Intermediate Bond Fund
0.50% of the first $1
billion of average daily net assets; and 0.45% of average daily net assets in excess of $1 billion

Munder International Bond Fund
0.50%

Munder International Equity Fund
0.75%

Munder Internet Fund
1.00% of the first $1 billion
of average daily net assets; and 0.85% of average daily net assets in excess of $1 billion

Munder Large-Cap Core Growth Fund
0.75% of the first
$1 billion of average daily net assets; 0.725% of the next $1 billion; and 0.70% of average daily net assets in excess of $2 billion

Munder Large-Cap Value Fund
0.75% of the first $100
million of average daily net assets; and 0.70% of average daily net assets in excess of $100 million

Munder Micro-Cap Equity Fund
1.00%

Munder Mid-Cap Core Growth Fund
0.75%

Munder Real Estate Equity Investment Fund

0.74%
Munder S&P MidCap Index Equity Fund
0.15%

Munder S&P SmallCap Index Equity Fund

0.15%
Munder Small-Cap Value Fund
0.75%

Munder Small-Mid Cap Fund
0.75%

Munder Tax-Free Money Market Fund
0.35%

Munder Tax-Free Short Intermediate Bond Fund
0.50%
of the first $200 million of average daily net assets;
and 0.40% of average daily net assets in excess of $200 million

Munder Technology Fund
1.00% of the first $300 million
of average daily net assets; 0.90% of the next $700 million; and 0.80% of average daily net assets in excess of $1 billion

The Munder @Vantage Fund
1.75%





12


A-1




B-2